Exhibit 99.1

NEWS RELEASE

Westell Delivers $2.9 Million Positive Cash Flow for Fiscal 3Q17

Accelerated expense structure reset and gross margin above 40% drives sequential
EPS improvement of 69%

AURORA, IL, February 8, 2017 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, today announced results for its fiscal 2017 third quarter ended December 31, 2016 (3Q17). Management will host a conference call to discuss financial and business results tomorrow, Thursday, February 9, 2017, at 9:30 AM Eastern Time (details below).
GAAP operating expenses were $7.8 million in 3Q17, a 36% reduction compared to $12.2 million in 2Q17. Non-GAAP operating expenses, which exclude stock-based compensation, amortization of acquired intangible assets, and restructuring and restructuring-related charges, were $5.9 million in 3Q17, a 24% reduction compared to $7.8 million in 2Q17.

	3Q17 3 months ended 12/31/16	2Q17 3 months ended 9/30/16	+ favorable / - unfavorable
Consolidated Revenue	$15.0M	$17.8M	-16%
Net Income (Loss)	($1.8M)	($5.8M)	+69%
Gross Margin	40.4%	35.8%	+4.6%
Earnings (Loss) Per Share	($0.03)	($0.09)	+69%
Non-GAAP Net Income (Loss) (1)	$0.2M	($1.1M)	+120%
Non-GAAP Earnings (Loss) Per Share (1)	$0.00	($0.02)	+120%
Non-GAAP Adjusted EBITDA (1)	$0.5M	($0.7M)	+174%
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

“We substantially exceeded our goal for positive cash flow and lower operating expenses, and generated a healthy gross margin greater than our 40% target,” said Kirk Brannock, President and CEO of Westell Technologies. “In the process, we have largely reset the Company’s expense structure that is designed to significantly improve profitability. As a result, in 3Q17, bottom line performance improved by $4.0 million, or 69% sequentially, and we achieved positive non-GAAP profitability for the first time since 3Q14.”

Consolidated revenue in 3Q17 was $15.0 million, and comprised $6.2 million from the In-Building Wireless (IBW) segment, $5.5 million from the Intelligent Site Management and Services (ISMS) segment, and $3.2 million from the Communication Network Solutions (CNS) segment.

“On the revenue side, despite a seasonally low CNS quarter, ISMS increased sequentially and had its best quarter since 3Q16. In addition, IBW was strong again in 3Q17, including robust quarterly sales of our UDIT (Universal DAS Interface Tray) and continued favorable momentum for our half-watt public safety repeater. In 3Q17, we also announced our new two-watt public safety repeater, which is expected to be available for customers in fiscal 4Q17,” Brannock said.

Cash grew 14% to $23.8 million at December 31, 2016, compared to $20.9 million at September 30, 2016, driven by the profitable non-GAAP results and improved working capital.
In-Building Wireless (IBW) Segment
IBW’s sequential revenue decrease was due primarily to lower sales of commercial repeaters. IBW’s segment gross margin increase was driven primarily by lower costs and a more favorable mix.

	3Q17 3 months ended 12/31/16	2Q17 3 months ended 9/30/16	+ favorable / - unfavorable
IBW Segment Revenue	$6.2M	$6.6M	-6%
IBW Segment Gross Margin (1)	40.3%	33.6%	+6.7%
IBW Segment R&D Expense	$1.3M	$1.6M	+18%
IBW Segment Profit	$1.2M	$0.6M	+88%
(1)  Excluding charges of $0.2 million in 2Q17 related to the previously announced discontinuation of the ClearLink DAS, IBW segment 2Q17 gross margin was 36.5%. Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation.

Intelligent Site Management & Services (ISMS) Segment
ISMS’s sequential revenue increase was driven primarily by higher deployment services revenue. ISMS’s segment gross margin increase was driven primarily by a more favorable mix.

	3Q17 3 months ended 12/31/16	2Q17 3 months ended 9/30/16	+ favorable / - unfavorable
ISMS Segment Revenue	$5.5M	$5.1M	+8%
ISMS Segment Gross Margin	50.6%	47.1%	+3.5%
ISMS Segment R&D Expense	$0.8M	$1.2M	+35%
ISMS Segment Profit	$2.0M	$1.2M	+70%

Communication Network Solutions Group (CNS) Segment
CNS’s product lines are used primarily in the outside communication networks; as a result, the December quarter tends to be CNS’s lowest revenue quarter. In 3Q17, CNS’s sequential revenue decrease was most affected by sequential drops in sales of Integrated Cabinets and Tower Mounted Amplifiers. CNS’s gross margin decrease was due primarily to the lower revenue.

	3Q17 3 months ended 12/31/16	2Q17 3 months ended 9/30/16	+ favorable / - unfavorable
CNS Segment Revenue	$3.2M	$6.0M	-46%
CNS Segment Gross Margin	23.1%	28.7%	-5.6%
CNS Segment R&D Expense	$0.3M	$0.5M	+39%
CNS Segment Profit	$0.4M	$1.2M	-64%

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, February 9, 2017, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on February 9, 2017, by calling 888-206-4065 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 44112765.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://www.westell.com/about-us/investor-relations. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.

About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks, where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2016, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.
Financial Tables to Follow:

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended					Nine months ended
	December 31,		September 30,		December 31,	December 31,		December 31,
	2016		2016		2015	2016		2015
Revenue	$14,983		$17,780		$20,215	$47,579		$67,299
Gross profit	6,054		6,367		7,963	16,986		26,623
Gross margin	40.4%		35.8%		39.4%	35.7%		39.6%
Operating expenses:
R&D	2,414		3,327		4,893	10,018		14,604
Sales and marketing	1,943		2,896		3,900	8,220		11,209
General and administrative	1,777		2,218		2,627	6,340		8,089
Intangible amortization	1,212		1,201		1,418	3,613		4,249
Restructuring	490	(1)	2,601	(1)	—	3,055	(1)	17
Long-lived assets impairment	—		—		—	1,181	(2)	—
Total operating expenses	7,836		12,243		12,838	32,427		38,168
Operating profit (loss)	(1,782)		(5,876)		(4,875)	(15,441)		(11,545)
Other income (expense), net	(15)		74		85	76		62
Income (loss) before income taxes and discontinued operations	(1,797)		(5,802)		(4,790)	(15,365)		(11,483)
Income tax benefit (expense)	(10)		(8)		(7)	(20)		75
Net income (loss) from continuing operations	(1,807)		(5,810)		(4,797)	(15,385)		(11,408)
Income from discontinued operations (3)	—		—		—	—		272
Net income (loss)	$(1,807)		$(5,810)		$(4,797)	$(15,385)		$(11,136)
Basic net income (loss) per share:
Basic net income (loss) from continuing operations	$(0.03)		$(0.09)		$(0.08)	$(0.25)		$(0.19)
Basic net income (loss) from discontinued operations	—		—		—	—		—
Basic net income (loss) (4)	$(0.03)		$(0.09)		$(0.08)	$(0.25)		$(0.18)
Diluted net income (loss) per share:
Diluted net income (loss) from continuing operations	$(0.03)		$(0.09)		$(0.08)	$(0.25)		$(0.19)
Diluted net income (loss) from discontinued operations	—		—		—	—		—
Diluted net income (loss) (4)	$(0.03)		$(0.09)		$(0.08)	$(0.25)		$(0.18)
Weighted-average number of common shares outstanding:
Basic	61,564		61,199		60,810	61,260		60,765
Diluted	61,564		61,199		60,810	61,260		60,765

(1)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters and in New Hampshire, and severance costs for terminated employees.

(2)	Non-cash impairment related to long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(3)	Income from discontinued operations resulted from the expiration of indemnity periods and release of contingency reserves related to the sale of ConferencePlus.

(4)	Totals may not sum due to rounding.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	December 31, 2016 (Unaudited)	March 31, 2016
Assets
Cash and cash equivalents	$23,842	$19,169
Short-term investments	—	10,555
Accounts receivable, net	11,212	16,361
Inventories	12,989	13,498
Prepaid expenses and other current assets	1,407	1,900
Total current assets	49,450	61,483
Land, property and equipment, net	2,212	3,977
Intangible assets, net	16,775	20,388
Other non-current assets	190	183
Total assets	$68,627	$86,031
Liabilities and Stockholders’ Equity
Accounts payable	$6,417	$7,856
Accrued expenses	4,036	5,932
Accrued restructuring	1,755	1,537
Contingent consideration payable	—	311
Deferred revenue	2,276	1,601
Total current liabilities	14,484	17,237
Deferred revenue non-current	1,247	1,236
Deferred income tax liability	30	10
Accrued restructuring non-current	111	550
Other non-current liabilities	257	314
Total liabilities	16,129	19,347
Total stockholders’ equity	52,498	66,684
Total liabilities and stockholders’ equity	$68,627	$86,031

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended December 31,	Nine months ended December 31,
	2016	2016	2015
Cash flows from operating activities:
Net income (loss)	$(1,807)	$(15,385)	$(11,136)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	1,484	4,714	5,335
Long-lived assets impairment	—	1,181	—
Stock-based compensation	253	1,346	974
Restructuring	490	3,055	17
Deferred taxes	6	20	29
Other loss (gain)	44	55	17
Changes in assets and liabilities:
Accounts receivable	2,376	5,098	(791)
Inventory	(311)	509	2,134
Accounts payable and accrued expenses	(893)	(6,802)	2,562
Deferred revenue	817	686	(813)
Other	495	487	916
Net cash provided by (used in) operating activities	2,954	(5,036)	(756)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments and debt securities	—	10,555	22,664
Proceeds from sale of land	—	—	264
Purchases of property and equipment, net	(29)	(527)	(1,776)
Net cash provided by (used in) investing activities	(29)	10,028	21,152
Cash flows from financing activities:
Purchase of treasury stock	(5)	(146)	(87)
Payment of contingent consideration	—	(175)	(770)
Net cash provided by (used in) financing activities	(5)	(321)	(857)
(Gain) loss of exchange rate changes on cash	5	2	(6)
Net increase (decrease) in cash and cash equivalents	2,925	4,673	19,533
Cash and cash equivalents, beginning of period	20,917	19,169	14,026
Cash and cash equivalents, end of period	$23,842	$23,842	$33,559

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended December 31, 2016				Three months ended September 30, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$6,224	$5,525	$3,234	$14,983	$6,644	$5,109	$6,027	$17,780
Gross profit	2,511	2,795	748	6,054	2,233	2,407	1,727	6,367
Gross margin (1)	40.3%	50.6%	23.1%	40.4%	33.6%	47.1%	28.7%	35.8%
R&D expenses	1,307	805	302	2,414	1,594	1,237	496	3,327
Segment profit (loss)	$1,204	$1,990	$446	$3,640	$639	$1,170	$1,231	$3,040
(1)  Excluding charges of $0.2 million in 2Q17 related to the previously announced discontinuation of the ClearLink DAS, IBW segment 2Q17 gross margin was 36.5%. Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation.

Year-over-Year Quarter Comparison

	Three months ended December 31, 2016				Three months ended December 31, 2015
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$6,224	$5,525	$3,234	$14,983	$8,680	$6,147	$5,388	$20,215
Gross profit	2,511	2,795	748	6,054	3,319	2,938	1,706	7,963
Gross margin	40.3%	50.6%	23.1%	40.4%	38.2%	47.8%	31.7%	39.4%
R&D expenses	1,307	805	302	2,414	2,701	1,363	829	4,893
Segment profit (loss)	$1,204	$1,990	$446	$3,640	$618	$1,575	$877	$3,070

Year-to-Date Comparison

	Nine months ended December 31, 2016				Nine months ended December 31, 2015
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Revenue	$18,989	$14,773	$13,817	$47,579	$28,569	$16,538	$22,192	$67,299
Gross profit	5,738	7,221	4,027	16,986	11,867	8,313	6,443	26,623
Gross margin (1)	30.2%	48.9%	29.1%	35.7%	41.5%	50.3%	29.0%	39.6%
R&D expenses	5,265	3,336	1,417	10,018	8,638	3,946	2,020	14,604
Segment profit (loss)	$473	$3,885	$2,610	$6,968	$3,229	$4,367	$4,423	$12,019
(1)  For the nine months ended December 31, 2016, IBW Segment Gross Margin was 38.6% when excluding a charge of $1.6 million related to the previously announced discontinuation of the ClearLink DAS and stock-based compensation. Please refer to the GAAP to non-GAAP reconciliation of IBW segment gross margin at the end of the Segment Statement of Operations section.

Reconciliation of GAAP to non-GAAP IBW Segment Gross Margin

	Three months ended December 31, 2016			Three months ended September 30, 2016			Three months ended December 31, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$6,224	$2,511	40.3%	$6,644	$2,233	33.6%	$8,680	$3,319	38.2%
ClearLink DAS E&O (1)	—	—		—	192		—	—
Stock-based compensation (2)	—	2		—	2		—	9
Non-GAAP - IBW segment	$6,224	$2,513	40.4%	$6,644	$2,427	36.5%	$8,680	$3,328	38.3%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

	Nine months ended December 31, 2016			Nine months ended December 31, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$18,989	$5,738	30.2%	$28,569	$11,867	41.5%
ClearLink DAS E&O (1)	—	1,581		—	—
Stock-based compensation (2)	—	7		—	28
Non-GAAP - IBW segment	$18,989	$7,326	38.6%	$28,569	$11,895	41.6%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31, 2016			Three months ended September 30, 2016			Three months ended December 31, 2015
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$14,983	$6,054	40.4%	$17,780	6,367	35.8%	$20,215	$7,963	39.4%
Deferred revenue adjustment (1)	64	64		63	63		73	73
ClearLink DAS E&O (2)	—	—		—	192		—	—
Stock-based compensation (3)	—	10		—	8		—	13
Non-GAAP - Consolidated	$15,047	$6,128	40.7%	$17,843	$6,630	37.2%	$20,288	$8,049	39.7%

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
GAAP consolidated operating expenses	$7,836	$12,243	$12,838	$32,427	$38,168
Adjustments:
Stock-based compensation (3)	(243)	(679)	(251)	(1,322)	(950)
Long-lived asset impairment (4)	—	—	—	(1,181)	—
Amortization of intangibles (5)	(1,212)	(1,201)	(1,418)	(3,613)	(4,249)
Restructuring, separation, and transition (6)	(490)	(2,601)	—	(3,055)	(223)
Total adjustments	(1,945)	(4,481)	(1,669)	(9,171)	(5,422)
Non-GAAP consolidated operating expenses	$5,891	$7,762	$11,169	$23,256	$32,746

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
GAAP consolidated net income (loss)	$(1,807)	$(5,810)	$(4,797)	$(15,385)	$(11,136)
Income tax benefit (expense)	(10)	(8)	(7)	(20)	75
Other income (expense), net	(15)	74	85	76	62
GAAP consolidated operating profit (loss)	$(1,782)	$(5,876)	$(4,875)	$(15,441)	$(11,273)
Adjustments:
Deferred revenue adjustment (1)	64	63	73	190	218
ClearLink DAS E&O (2)	—	192	—	1,581	—
Stock-based compensation (3)	253	687	264	1,346	974
Long-lived asset impairment (4)	—	—	—	1,181	—
Amortization of intangibles (5)	1,212	1,201	1,418	3,613	4,249
Restructuring, separation, and transition (6)	490	2,601	—	3,055	223
Total adjustments	2,019	4,744	1,755	10,966	5,664
Non-GAAP consolidated operating profit (loss) from continuing operations	$237	$(1,132)	$(3,120)	$(4,475)	$(5,609)
Depreciation	272	444	422	1,101	1,086
Non-GAAP consolidated Adjusted EBITDA (7) from continuing operations	$509	$(688)	$(2,698)	$(3,374)	$(4,523)

	Three months ended			Nine months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2016	2016	2015	2016	2015
GAAP consolidated net income (loss)	$(1,807)	$(5,810)	$(4,797)	$(15,385)	$(11,136)
Adjustments:
Deferred revenue adjustment (1)	64	63	73	190	218
ClearLink DAS E&O (2)	—	192	—	1,581	—
Stock-based compensation (3)	253	687	264	1,346	974
Amortization of intangibles (5)	1,212	1,201	1,418	3,613	4,249
Restructuring, separation, and transition (6)	490	2,601	—	3,055	223
(Income) loss from discontinued operations (8)	—	—	—	—	(272)
Total adjustments	2,019	4,744	1,755	9,785	5,392
Non-GAAP consolidated net income (loss)	$212	$(1,066)	$(3,042)	$(5,600)	$(5,744)
GAAP consolidated net income (loss) per common share:
Diluted	$(0.03)	$(0.09)	$(0.08)	$(0.25)	$(0.18)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$0.00	$(0.02)	$(0.05)	$(0.09)	$(0.09)
Average number of common shares outstanding:
Diluted	61,700	61,199	60,810	61,260	60,765
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1)
On April 1, 2013, the Company purchased Kentrox. The acquisition required the step-down on acquired deferred revenue, which resulted in lower revenue that will not recur once those liabilities have fully settled. The adjustment removes the step-down on acquired deferred revenue that was recognized.

(2)
Non-recurring excess and obsolete inventory charges on inventory and firm purchase commitments associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(3)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(4)	Non-cash impairment related to tangible long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(5)	Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.

(6)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations, including costs relating to abandonment of excess office space at our headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.

(7)	EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

(8)	This adjustment is a non-recurring charge related to the release of contingent liabilities related to the sale of ConferencePlus which is presented as discontinued operations.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com